UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 18, 2006 (May 18, 2006)

Innovative Card Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51260	14-1861651
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11601 Wilshire Boulevard, Suite 2160, Los Angeles CA	90025
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	(310) 312-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Additional Agreement with SmartDisplayer Technology Co.

On May 18, 2006, the Company entered into an additional agreement with SmartDisplayer Technology Co. SmartDisplayer, a Taiwanese company, is the manufacturer of Electronic Paper Modules (EPM) used in the Company’s DisplayCard. This current agreement supplements and amends the Company’s agreement with Smart Displayer dated July 25, 2005 as follows:

-Additional order: the Company has ordered additional EPM and other components used for the DisplayCard for the first year of the agreement.

-Extension of term: The end of the original three year contract has been extended from July 25, 2008 to May 18, 2009.

Ownership of improvements: certain identified prior improvements and all future improvements made to the Company’s preexisting intellectual property rights relating to the DisplayCard by SmartDisplayer shall belong solely to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Innovative Card Technologies, Inc.
(Registrant)

Date	May 22, 2006
By:		/s/ Bennet P. Tchaikovsky
Name		Bennet P. Tchaikovsky
Title:		Chief Financial Officer